As filed with the Securities and Exchange Commission on August 3, 2023

Registration No. 333-[________]
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation or organization)
23-0993790
(I.R.S. Employer Identification Number)
901 E. Hector Street
Conshohocken, Pennsylvania 19428-2380
Phone Number: (610) 832-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary
Quaker Chemical Corporation
901 E. Hector Street
Conshohocken, Pennsylvania 19428-2380
Phone Number: (610) 832-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
F. Douglas Raymond
Elizabeth A. Diffley
Faegre Drinker Biddle & Reath LLP
One Logan Square, Suite 2000
Philadelphia, PA 19103-6996
(215) 988-2700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
QUAKER CHEMICAL CORPORATION
4,029,563 SHARES OF COMMON STOCK
The selling security holder identified on page 9 of this prospectus (the “Selling Security Holder”) may sell up to an aggregate of 4,029,563 shares of our common stock (the “Securities”), of which 37,186 are currently held in escrow by Citibank N.A., as escrow agent. We will not receive any of the proceeds from the sale of the Securities by the Selling Security Holder.
Our registration of the shares of our common stock covered by this prospectus does not mean that the Selling Security Holder will offer or sell any of the shares of our common stock. The Selling Security Holder may sell the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. The names of any underwriters or agents, if applicable, and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement. For additional information on the possible methods of sale that may be used by the Selling Security Holder, you should refer to the information under the heading “Plan of Distribution” on page 17 of this prospectus.
Our common stock is listed on The New York Stock Exchange under the symbol “KWR.” On August 2, 2023, the last reported sale price of our common stock on The New York Stock Exchange was $189.66 per share.
Our principal executive offices are located at 901 E. Hector Street, Conshohocken, Pennsylvania 19428-2380. The telephone number at our principal executive offices is (610) 832-4000.
Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus, as well as the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent filings with the Securities and Exchange Commission before making an investment decision.
THE SECURITIES MAY BE OFFERED AND SOLD TO OR THROUGH UNDERWRITERS, DEALERS OR AGENTS AS DESIGNATED FROM TIME TO TIME, OR DIRECTLY TO ONE OR MORE OTHER PURCHASERS OR THROUGH A COMBINATION OF SUCH METHODS ON A CONTINUOUS OR DELAYED BASIS. SEE “PLAN OF DISTRIBUTION.” IF ANY UNDERWRITERS, DEALERS OR AGENTS ARE INVOLVED IN THE SALE OF ANY OF THE SECURITIES, THEIR NAMES, AND ANY APPLICABLE PURCHASE PRICE, FEE, COMMISSION OR DISCOUNT ARRANGEMENTS BETWEEN OR AMONG THEM, WILL BE SET FORTH, OR WILL BE CALCULABLE FROM THE INFORMATION SET FORTH, IN THE APPLICABLE PROSPECTUS SUPPLEMENT.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is August 3, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the Selling Security Holder may, from time to time, sell the Securities in one or more offerings or resales.
In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the Selling Security Holder. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Documents by Reference” on page 20 of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in “Where You Can Find More Information” on page 20 of this prospectus.
Neither we nor any agent of the Selling Security Holder has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related authorized free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related authorized free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in “Where You Can Find More Information” on page 20 of this prospectus.
On August 1, 2019, Quaker Chemical Corporation completed its combination with Houghton International, Inc. (“Houghton”) (hereinafter referred to as the “Combination”). Following the Combination, we commenced referring to Quaker Chemical Corporation as “Quaker Houghton”. As used in this prospectus, unless the context indicates otherwise, the terms “we,” “our,” “us,” the “Company,” “Quaker,” “Quaker Houghton” or “Registrant” refer to Quaker Chemical Corporation and includes its subsidiaries and predecessors.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, especially the risks of investing in our securities discussed under “Risk Factors” in this prospectus beginning on page 4 and in our most recent Annual Report on Form 10-K and our subsequent filings with the SEC, as they may be amended, and any accompanying prospectus supplement, as well as the risk factors discussed in the documents or incorporated by reference herein. See “Where You Can Find More Information” on page 20 of this prospectus for a further discussion on incorporation by reference.
Overview
Quaker Houghton is the global leader in industrial process fluids. With a presence around the world, including operations in over 25 countries, the Company’s customers include thousands of the world’s most advanced and specialized steel, aluminum, automotive, aerospace, offshore, container, mining, and metalworking companies. Quaker Houghton develops, produces, and markets a broad range of formulated chemical specialty products and offers chemical management services (which we refer to as “FluidcareTM”) for various heavy industrial and manufacturing applications throughout its three segments: Americas; Europe, Middle East and Africa; and Asia/Pacific.
The major product lines of Quaker Houghton include metal removal fluids, cleaning fluids, corrosion inhibitors, metal drawing and forming fluids, die cast mold releases, heat treatment and quenchants, metal forging fluids, hydraulic fluids, specialty greases, offshore sub-sea energy control fluids, rolling lubricants, rod and wire drawing fluids and surface treatment chemicals.
Corporate Information
We are incorporated under the laws of the Commonwealth of Pennsylvania. The Quaker and Quaker Houghton logos and other trademarks or service marks of ours appearing in this prospectus are the property of the Company. This prospectus may contain additional trade names, trademarks and service marks of others, which are the property of their respective owners.

The Offering

Securities registered for resale by Selling Security Holder	4,029,563 shares of the Company’s common stock, par value $1.00 per share.(1)

Registration rights
Under the terms of the shareholder agreement entered into in connection with the Combination, we have agreed to file this registration statement with respect to the registration of the resale of the shares of common stock issued to the Selling Security Holder. See “Selling Security Holder” on page 9 of this prospectus for more information.

Selling security holder	All of the Securities are being offered by the Selling Security Holder named herein. See “Selling Security Holder” on page 9 of this prospectus for more information.

Plan of distribution
The Selling Security Holder may offer the Securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, through one or more methods or means as described in the section entitled “Plan of Distribution” beginning on page 17 of this prospectus.

Use of Proceeds	We will not receive any proceeds from the resale by the Selling Security Holder of the Securities offered by this prospectus.

New York Stock Exchange Symbol	Our common stock is traded on the New York Stock Exchange under the symbol “KWR.”
__________________
(1)The shares of the common stock registered hereunder consist of 4,029,563 shares of common stock, of which 37,186 are currently in escrow may be released in whole or in part to the Selling Security Holder.
(2)The number of shares of common stock outstanding as of August 2, 2023 excludes the following as of that date:
•outstanding options representing the right to purchase a total of 71,863 shares of common stock at a weighted average exercise price of $185.12 per share, which were issued under the Company’s Long-Term Performance Incentive Plan;
•398,022 shares of common stock reserved for future issuance pursuant to awards that have not been made under the Company’s Annual Incentive Plan, 2016 Long-Term Performance Incentive Plan and 2023 Director Stock Ownership Plan. As of August 2, 2023, 304,900 of these shares were available for issuance as restricted stock awards under the Company’s Annual Incentive Plan; 19,005 shares were available for issuance upon the exercise of stock options and/or as restricted stock awards and/or restricted stock unit awards under the Company’s Long-Term Performance Incentive Plan; and 74,117 shares were available for issuance under the 2023 Director Stock Ownership Plan.

RISK FACTORS
Investment in the Securities involves risks. Before making an investment decision, you should carefully consider the risk factors below incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and risk factors and other information contained in any applicable prospectus supplement. Additional risks or uncertainties not presently known to us or that we currently do not deem material may also affect our business, financial condition or results of operations. Our business, financial condition or results of operations could be materially adversely affected by any of the risks we discuss, which might cause you to lose all or part of your investment in the Securities. In addition to the foregoing, you should consider the following before investing in the Securities.
Risks Relating to Our Common Stock and this Offering
The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.
The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease. Other factors that may affect the market price of our common stock include:
▪actual or anticipated fluctuations in our quarterly results of operations;
▪our liquidity;
▪sales of common stock by our shareholders;
▪changes in the prices of our key raw materials;
▪changes in our cash flow from operations or earnings estimates;
▪publication of research reports about us or the chemical specialty production industry generally;
▪competition for, among other things, skilled personnel;
▪increases in market interest rates which may increase our cost of capital;
▪changes in applicable laws or regulations, court rulings, and enforcement and legal actions;
▪changes in market valuations of similar companies;
▪adverse market reaction to any indebtedness we may incur in the future;
▪additions or departures of key management personnel;
▪actions by our shareholders;
▪commencement of or involvement in litigation;
▪news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry;
▪speculation in the press or investment community regarding our business;
▪the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems;
▪general market and economic conditions; and
▪domestic and international economic, legal, and regulatory factors unrelated to our performance.

In addition, the United States securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic, and industry factors may negatively affect the price of our common stock, regardless of our operating performance. Any volatility or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.
The Securities that may be sold by the Selling Stockholder under this prospectus represent a substantial number of shares relative to our current shares outstanding. Sales or expectations that shares of our common stock may be sold by the Selling Stockholder could create a circumstance commonly referred to as “market overhang” that may adversely affect the market price for our common stock. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to secure additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
Factors That May Affect Our Future Results
Certain statements included in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference and other materials filed or to be filed by us with the SEC, as well as information included in oral statements or other written statements made or to be made by us, contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and The Private Securities Litigation Reform Act of 1995. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the impact of increased raw material costs and pricing initiatives, statements regarding our current and future business activities, operational matters, cash needs, cash reserves, liquidity, operating and capital expenses, financing options, including the state of the capital markets and our ability to access the capital markets, expense reductions, the future outlook of the Company and pending litigation. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results, performance or achievements may differ materially from those that might be anticipated from our forward-looking statements.
These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including:
•the impacts on our business as a result of the COVID-19 pandemic;
•the timing and extent of the projected impacts on our business as a result of the Ukrainian and Russian conflict and actions taken by various governments and governmental organizations in response;
•inflationary pressures, cost increases and the impacts of constraints and disruptions in the global supply chain;
•the potential benefits of acquisitions;
•our expectation that we will maintain sufficient liquidity for our operations;
•the potential for a variety of macroeconomic events, including the possibility of global or regional recessions, inflation generally, continued or accelerated cost increases in prices of raw materials such as oil and increasing interest rates, to impact the value of our assets or result in asset impairments or otherwise adversely affect our business; and
•our current and future results and plans including our sustainability goals..
Such statements include information relating to current and future business activities, operational matters, capital spending, and financing sources. From time to time, forward-looking statements are also included in the Company’s other periodic reports on Forms 10-K, 10-Q and 8-K, press releases, and other materials released to, or statements made to, the public.
Any or all of the forward-looking statements in this prospectus, in the Company’s 2022 Form 10-K, subsequent filings with the SEC and in any other public statements we make may turn out to be wrong. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in the Company’s 2022 Form 10-K and subsequent filings with the SEC will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in the Company’s subsequent reports on Forms 10-K, 10-Q, 8-K and other related filings should be consulted. A major risk is that demand for the Company’s products and services is largely derived from the demand for our customers’ products, which subjects the Company to uncertainties related to downturns in a customer’s business and unanticipated customer production slowdowns and shutdowns, including as is currently being experienced by many automotive industry companies as a result of supply chain disruptions.
Furthermore, the Company is subject to the same business cycles as those experienced by our customers in the steel, automobile, aircraft, industrial equipment, and durable goods industries. Other factors could also adversely affect us, including those related to acquisitions and the integration of acquired businesses.
Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A in our 2022 Form 10-K and in our quarterly and other reports filed from time to time with the SEC.

USE OF PROCEEDS
We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Securities by the Selling Security Holder.

SELLING SECURITY HOLDER
On August 1, 2019, the Company consummated the acquisition of the outstanding share capital (the “Houghton Shares”) of Global Houghton Ltd., an exempted company incorporated under the laws of the Cayman Islands (“Global Houghton”), and the other transactions contemplated by the Share Purchase Agreement, dated April 4, 2017 (the “Purchase Agreement”), among the Company, Global Houghton, Gulf Houghton Lubricants, Ltd., an exempted company incorporated under the laws of the Cayman Islands (“Gulf Houghton”), and certain members of the management of Global Houghton (the “Management Sellers,” and collectively with Gulf Houghton, the “Sellers”). Gulf Houghton was named and acted as Sellers’ representative under the Purchase Agreement. The aggregate consideration for the Houghton Shares was (a) $172,500,000 in cash (which was adjusted downward pursuant to the terms of the Purchase Agreement to $170,828,827, in connection with the disposition of certain assets) and (b) 4,329,176 shares (the “Consideration Shares”) of common stock, $1.00 par value per share, of the Company, comprising 24.5% of the common stock outstanding as of the closing of the Combination (the “Closing”), which the Company issued to the Management Sellers and to an affiliate of Gulf Houghton, Gulf Hungary Holding Korlátolt Felelősségű Társaság, a Hungarian company (“Gulf Hungary”). A portion of the cash consideration and Consideration Shares was placed in escrow at the Closing to secure the Sellers’ representations, warranties and covenants in the Purchase Agreement.
Pursuant to the Shareholder Agreement, dated August 1, 2019 (the “Shareholder Agreement”), with Gulf Hungary and certain of its affiliates (collectively, the “Gulf Shareholders”), the Gulf Shareholders have the right to nominate a number of directors (each, a “Gulf Designee”) to the Company’s board of directors (the “Board”), so long as the Gulf Shareholders retain a certain percentage ownership of the Company. Currently, there are three Board members nominated by the Gulf Shareholders: Sanjay Hinduja, Ramaswami Seshasayee and Michael J. Shannon, each of whom were former board members of Houghton. Mr. Seshasayee serves as a Class I director, Mr. Shannon serves as a Class II director and Mr. Hinduja serves as a Class III director. While any Gulf Designee is serving on the Board and for a six-month period after no Gulf Designee is serving on the Board (the “Governance Period”), the Gulf Shareholders may not, except to the extent approved by the Board, directly or indirectly, engage in certain specified hostile activities or change in control proposals. Additionally, during the Governance Period, the Gulf Shareholders have certain participation rights if the Company offers or sells any new securities, subject to agreed upon exceptions. The Gulf Shareholders have certain demand and piggyback registration rights, related to sales pursuant to registration under the Securities Act, pursuant to which this registration statement of which this prospectus is a part has been filed.
An aggregate of 4,029,563 shares of common stock are being registered for resale by the Selling Security Holder under this prospectus, of which 37,186 shares are currently held in escrow.
To the extent permitted by law, the Selling Security Holder listed below may resell its Securities pursuant to this prospectus. We have registered Securities to permit the Selling Security Holder and its respective permitted transferees or other successors-in-interest that receive its Securities from the Selling Security Holder after the date of this prospectus to resell their Securities.
The following table sets forth, based on written representations by the Selling Security Holder, the number of shares of our common stock beneficially owned by the Selling Security Holder as of the date of this prospectus and the number of shares of common stock being offered by the Selling Security Holder. The Selling Security Holder is not making any representation that any Securities covered by this prospectus will be offered for sale. The Selling Security Holder reserves the right to accept or reject, in whole or in part, any proposed sale of Securities. The following table assumes that all of the Securities, as the case may be, being registered pursuant to this prospectus will be sold.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. Unless otherwise indicated below, to our knowledge, the person named in the table has sole voting and investment power with respect to the Securities beneficially owned by it. The inclusion of any Securities in these tables does not constitute an admission of beneficial ownership for the person named below. Except for releases from escrow consistent with the Purchase Agreement and as noted in the footnotes below, the Selling Security Holder has not had any material relationship with the Company within the past three years.

	Number of Shares Beneficially Owned Prior to the Offering(1)				Number of Shares Offered	Number of Shares Beneficially Owned After the Offering (3)
Name of Selling Security Holder	Common Shares	Escrow Shares(2)	Total	Voting %			Voting %
Gulf Hungary Holding Korlátolt Felelősségű Társaság(4)	3,992,377	37,186	4,029,563	22.4%	4,029,563	—	—
_______________
(1)Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(2)Represents the number of shares of common stock currently held in escrow to be released pursuant to the Purchase Agreement.
(3)Assumes the sale of all shares of common stock registered pursuant to this prospectus, although, to our knowledge, the Selling Security Holder is not under any obligation to sell any shares of common stock at this time.
(4)As further described above, Directors Hinduja, Seshasayee and Shannon were formerly board members of Houghton.

DESCRIPTION OF COMMON STOCK
When we refer to “Quaker,” “Quaker Houghton,” “the Company,” “we,” “us,” or “our” in this section of the prospectus or when we otherwise refer to ourselves in this section of the prospectus, we mean only Quaker Chemical Corporation and not any of our subsidiaries or associated companies.
Our authorized common stock consists of 30,000,000 shares of common stock, par value $1.00 per share. As of August 2, 2023, 17,998,002 shares of common stock were issued and outstanding and held of record by approximately 614 shareholders. The following description of our common stock and provisions of our Amended and Restated Articles of Incorporation (“Articles”) and Amended and Restated By-Laws (“By-laws”) are only summaries, and we encourage you to review complete copies of our Articles and By-laws, which we have previously filed with the SEC.
Our common stock is traded on the New York Stock Exchange under the symbol “KWR.”
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Voting
Except as otherwise required by law or provided in any resolution adopted by our Board with respect to any series of preferred stock, the holders of the common stock exclusively possess all voting power. Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the shareholders, including the election of directors. We do not have cumulative voting rights. The presence, in person or by proxy, of the shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on a matter to be voted upon at a meeting of shareholders constitute a quorum, and the acts of such quorum, at a duly organized meeting of shareholders, constitute the acts of all the shareholders.
In an election of directors that is not a contested election, each director will be elected by the vote of the majority of the votes cast with respect to that director. The majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. In a contested election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, will be elected. Shareholders do not have the right to vote against a nominee in a contested election of directors.
Dividends
Subject to any preferential rights of any outstanding series of preferred stock designated by the Board from time to time, the holders of the common stock are entitled to dividends to the extent permitted by law, and upon a voluntary or involuntary liquidation, dissolution, distribution of assets on winding up of the Company are entitled to receive pro rata all of our assets available for distribution to such holders after distribution in full of any preferential amount to be distributed to holders of shares of preferred stock. There are no restrictions that currently limit the Company’s ability to pay dividends.
Rights and Preferences
The common stock has no preemptive or conversion rights or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. For a description of the provisions of our Articles and By-laws that could have an effect of delaying, deferring or preventing a change in control of the Company, see the description in this prospectus under the heading “Certain Provisions of our Articles of Incorporation, our By-laws and Statutes.”
The rights, preferences and privileges of the holders of our common stock in general are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. The Company currently has no preferred stock outstanding.
Fully Paid and Nonassessable
All outstanding shares of the common stock are validly issued, fully paid and nonassessable.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION, OUR BY-LAWS AND STATUTES
Possible Antitakeover Effect of Certain Statutory, Charter and By-law Provisions
Certain provisions of Pennsylvania law, and of our Articles and By-laws, may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company, including takeover attempts that might result in a premium over the market price for the shares of common stock and our other securities.
Pennsylvania Business Corporation Law
Subchapter 25F of the Pennsylvania Business Corporation Law of 1988, as amended, or the PBCL, generally prohibits certain business combinations of a registered corporation with an interested shareholder (i.e., a beneficial owner of 20% or more of the voting stock) of such corporation. A “registered corporation” generally is a Pennsylvania corporation that, like our Company, has a class of shares registered under the Exchange Act. The term “business combination” is broadly defined to include most merger, consolidation and similar transactions as well as transfers of substantial amounts of assets. Subchapter 25F places a five-year moratorium on most business combinations between a registered corporation and an interested shareholder or its affiliates and associates. The five-year period begins on the date that the interested shareholder crosses the 20% threshold, known as the “share acquisition date.” Because we have not elected to “opt out” from the application of Subchapter 25F by means of an amendment to our Articles or By-laws, the provisions of Subchapter 25F would apply to any business combination involving our Company and an interested shareholder.
There are limited exceptions to the five-year moratorium on business combinations with interested shareholders. First, if either the business combination itself, or the applicable interested shareholder’s crossing the 20% threshold, is approved by the corporation’s board prior to the applicable interested shareholder’s share acquisition date, such business combination, or other business combinations with that interested shareholder, would be exempt from the application of Subchapter 25F. In addition, business combinations approved by a majority of the votes of all shareholders other than the interested shareholder, at a meeting held at least three months after the interested shareholder acquires at least 80% of the corporation’s outstanding voting stock, will likewise be exempt if, among other tests, the other shareholders receive in the business combination an aggregate amount of per share consideration equal to at least the highest per share price paid by the interested shareholder over the previous five years, plus a specified amount of interest.
Even following the expiration of the five-year moratorium, a business combination with an interested shareholder must still either be approved by a majority of the shares not held by the interested shareholder, or provide to the other shareholders per share compensation that meets the highest price per share test referred to above.
The PBCL also provides for additional anti-takeover provisions regarding registered corporations relating to:
•“control transactions,” under which shareholders can require an interested shareholder to buy their shares for “fair value,” as defined in the PBCL;
•“control share acquisitions,” under which interested shareholders lose their voting rights until such rights are restored by, among other requirements, the affirmative vote of a majority of the “disinterested shares,” as defined in the PBCL; and
•“disgorgements,” under which interested shareholders (or persons that announce an intention to become an interested shareholder) can be required to disgorge certain profits from trading in the registered corporation’s stock.
Because we have specifically opted out of these various additional PBCL provisions pursuant to by-law amendments as provided in the relevant sections of the PBCL, none of these provisions currently would apply to us or to a non-negotiated attempt to acquire control of our Company, although such an attempt would still be subject to the various requirements in our Articles as described below. Moreover, we can reverse the “opt out” from one or more of these provisions by means of a by-law amendment adopted by our Board, without shareholder approval, after which the PBCL provisions or provisions for which we reversed the “opt out” would then apply to an attempt to acquire control of our Company.

Under Section 1715 of the PBCL, our directors are not required to regard the interests of the shareholders as being dominant or controlling in considering our best interests. The directors may consider, to the extent they deem appropriate, factors including:
•the effects of any action upon any group affected by such action, including our shareholders, employees, suppliers, customers and creditors, and communities in which we have offices or other establishments,
•our short-term and long-term interests, including benefits that may accrue to us from our long-term plans and the possibility that these interests may be best served by our continued independence,
•the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of us, and
•all other pertinent factors.
Articles of Incorporation
“Blank Check” Preferred Stock.” Our Board is authorized by our Articles to designate and issue, without shareholder approval, preferred stock with such terms as our Board may determine. This ability to issue what is commonly referred to as “blank check” preferred stock, or rights to acquire preferred stock, may have the effect of delaying, deferring or preventing a change of control of our Company or an unsolicited acquisition proposal.
Business Combinations with Related Persons. Article 10 of our Articles (“article 10”) prohibits us from engaging in a “Business Combination” with a “Related Person” unless:
•our “Continuing Directors” by a two-thirds vote have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding shares of our voting stock that caused the Related Person to become a Related Person; or
•each of the following conditions is satisfied:
◦the aggregate amount of the cash and the fair market value, as determined by two-thirds of our Continuing Directors, of the property, securities or other consideration to be received (including, without limitation, the Company common stock or other capital stock of the Company retained by shareholders of the Company other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Company is the surviving entity) per share of our capital stock in the Business Combination by holders of capital stock, other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” or the “Highest Equivalent Price” paid by the Related Person in acquiring any of its holdings of our capital stock; and
◦a proxy or information statement complying with the requirements of the Exchange Act, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) and with the provisions of article 10 has been mailed to all shareholders of the Company at least 30 days prior to the consummation of the Business Combination (whether or not the proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement contains at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination from the point of view of the holders of the outstanding shares of capital stock of the Company other than any Related Person.

For purposes of article 10 the respective meanings of the following terms are as follows:
“Business Combination” means (i) any merger or consolidation of the Company or a subsidiary of the Company into or with a Related Person, in each case irrespective of which corporation or company is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with a Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part of the assets of the Company (including without limitation any securities of a subsidiary) or of a subsidiary of the Company; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Company or to or with a subsidiary of the Company (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of a Related Person; (iv) the issuance of any securities of the Company or of a subsidiary of the Company to a Related Person (other than an issuance of securities which is effected on a pro rata basis to all shareholders of the Company); (v) any recapitalization or reclassification of securities (including any reverse stock split) of the Company which would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding Voting Stock of the Company owned by a Related Person; (vi) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person; and (vii) the acquisition by the Company or by a subsidiary of the Company of any securities of a Related Person.
“Related Person” means any individual, corporation, partnership or other person or entity (other than any subsidiary of the Company and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Company or a subsidiary of the Company) which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of article 10 by the shareholders of the Company (collectively and as so in effect, the “1934 Act”)), are “Beneficial Owners” (as defined in Rule 13d-3 of the 1934 Act) in the aggregate of ten (10%) percent or more of the outstanding shares of Voting Stock of the Company, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of Voting Stock of the Company that any Related Person has the right to acquire at any time (notwithstanding that Rule 13d-3 of the 1934 Act deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, will be deemed to be beneficially owned by the Related Person and to be outstanding for purposes of the definition of the term Related Person.
“Substantial Part” means assets having a fair market value, as determined by two-thirds of the Continuing Directors, of more than twenty(20%) percent of the total consolidated assets of the Company and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made.
“Voting Stock” means all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors and each reference to a proportion of Voting Stock refers to such proportion of the votes entitled to be cast by such shares.
“Continuing Director” means a director who was a member of the Board at the date of the adoption of article 10 by the shareholders of the Company, together with each director who either (i) was a member of the Board immediately prior to the time that the Related Person involved in a Business Combination became the Beneficial Owner of ten (10%) percent of the Voting Stock of the Company, or (ii) was designated (before his or her initial election as director) as a Continuing Director by a majority of the then Continuing Directors.
Under article 10, a Related Person is deemed to have acquired a share of the Voting Stock of the Company at the time the Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by the Continuing Directors, the price so paid will be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

“Highest Per Share Price” and “Highest Equivalent Price,” as used in article 10 mean the following: If there is only one class of capital stock of the Company issued and outstanding, the Highest Per Share Price means the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Company issued and outstanding, the Highest Equivalent Price means with respect to each class and series of capital stock of the Company, the amount determined by two-thirds of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of the Company. In determining the Highest Per Share Price and Highest Equivalent Price, appropriate adjustments will be made for recapitalizations and for stock splits, stock dividends and like distributions or transactions, and all purchases by the Related Person will be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Per Share Price and the Highest Equivalent Price will include any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by the Related Person with respect to the shares of capital stock of the Company acquired by the Related Person. Article 10 provides that, in the case of any Business Combination with a Related Person, the Continuing Directors should determine the Highest Equivalent Price for each class and series of the capital stock of the Company.
Classified Board of Directors. In accordance with the provisions of our Articles, our Board is divided into three classes with each class elected to serve for a three-year term and the terms of the classes staggered so that only one class of directors is elected each year. The fact that only one class of our Board’s directors is elected each year could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our Company.
Removal of Directors. Our Articles provide that a director may be removed with or without cause only by the affirmative vote of the holders of at least eighty (80%) percent of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
Super Majority Vote Required to Amend Certain Provisions of the Articles of Incorporation. The Pennsylvania corporate law provides generally that the affirmative vote of a majority of the votes cast by all shareholders entitled to vote is required to amend a corporation’s articles of incorporation, unless the corporation’s articles of incorporation require a greater percentage. Our Articles provide that any amendment of the provisions of article 8 (relating to our Board, including the division of the Board into three classes), article 9 (relating to special meetings of shareholders) or article 10 (relating to certain transactions with related parties, including mergers, consolidations or sales or other dispositions of all or a substantial part of our assets) requires an affirmative vote of 80% of the votes entitled to be cast on the matter. The 80% shareholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any amendment to our Articles is submitted to shareholders.
By-law Provisions
Authority to Fill Board Vacancies. Under our By-laws, any vacancy on our Board, however occurring, including a vacancy resulting from an enlargement of our Board, may be filled by vote of a majority of our directors then in office, even if less than a quorum. The authority of the remaining members of our Board to fill vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our Company.
Calling of Special Meeting. Our By-laws provide that special meetings of the shareholders may only be called by the chairman of the Board, the president or the Board, or by shareholders entitled to cast not less than four-fifths of the votes which all shareholders are entitled to cast at the meeting. The limited ability of our shareholders to call a special meeting of the shareholders may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our Company.

Advance Notice Procedures. Our By-laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to the Board. Shareholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the chairman of the Board, the president or the Board or by a shareholder who was a shareholder of record at the time of giving notice, entitled to vote at the meeting, and who has given our secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.
Amendment of the By-laws. Our By-laws provide that our By-laws may be altered, amended or repealed by the affirmative vote of a majority of our shareholders entitled to vote or a majority of our directors then in office without prior notice to or approval by our shareholders. Accordingly, our Board could take action to amend our By-laws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of the Company.
These and other provisions contained in our Articles and By-laws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which shareholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of shareholders to remove current management or approve transactions that shareholders may deem to be in their best interests and could adversely affect the price of our common stock.
Limitations of Liability and Indemnification of Directors and Officers
Our By-laws, as approved by our shareholders, limit the liability of our directors to us and our shareholders. Specifically, other than with respect to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law, a director will not be personally liable for monetary damages for any action taken, or failure to take any action, unless he or she has both:
•breached or failed to perform the duties of his or her office under Chapter 17, Subchapter B of the PBCL; and
•the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
Our By-laws generally provide that we will indemnify our officers and directors and hold them harmless to the fullest extent authorized or permitted by the laws of the Commonwealth of Pennsylvania, as the same exist or may hereafter be amended (but, in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than we were permitted to provide prior to the amendment), against all expense, liability and loss reasonably incurred or suffered in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action or suit by or in the right of the company, by reason of the fact that he or she is or was a director or officer of the Company, whether the basis of the proceeding is alleged action in an official capacity as director or officer, or in any other capacity. We believe that these provisions assist us in attracting and retaining qualified individuals to serve as directors and officers.

PLAN OF DISTRIBUTION
The Selling Security Holder, which, as used herein, includes its pledgees, donees, transferees, assignees and successors, may from time to time offer and sell some or all of the Securities covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The Selling Security Holder may offer the Securities from time to time, either in increments or in a single transaction. The Selling Security Holder may also decide not to sell all of the Securities they are allowed to sell under this prospectus. The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Accordingly, there can be no assurance that the Selling Security Holder will sell any or all of the Securities registered pursuant to this registration statement.
The Selling Security Holder and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of the Securities on any stock exchange, including the New York Stock Exchange, or other market or trading facility on which the Securities are traded or quoted, in the over the counter market or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The Selling Security Holder may use any one or more of the following methods when selling the Securities:
•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•to cover short sales made after the date that this registration statement becomes effective;
•an agreement with broker-dealers to sell as agent for the Selling Security Holder a specified number of such shares at a stipulated price per share or otherwise at the prevailing market price;
•through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to ordinary shares;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The Selling Security Holder may enter into hedging transactions from time to time in which the Selling Security Holder may:
•enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of Securities, in which case such broker-dealer or other person may use Securities received from the Selling Security Holder to close out its short positions;
•sell the Securities short and re-deliver the Securities offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;
•enter into option or other types of transactions that require the Selling Security Holder to deliver Securities to a broker-dealer or any other person, who will then resell or transfer such Securities under this prospectus; or
•loan or pledge the Securities to a broker-dealer or any other person, who may sell the loaned Securities or, in an event of default in the case of a pledge, sell such pledged Securities under this prospectus.
The Selling Security Holder may also sell the Securities under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 and Regulation S under the Securities Act, rather than under this prospectus.

Resales by the Selling Security Holder may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Broker-dealers engaged by the Selling Security Holder may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the Selling Security Holder’s agent in the resale of the Securities by the Selling Security Holder, or the securities firm may purchase Securities from the Selling Security Holder as principal and thereafter resell those Securities from time to time. Securities firms may, to the extent permissible, receive commissions, concessions or discounts from the Selling Security Holder (or, if any broker-dealer acts as agent for the purchaser of Securities, from the purchaser) in amounts to be negotiated. If the Selling Security Holder sells the Securities to a dealer acting as principal, the dealer may resell them at varying prices to be determined by the dealer in its discretion at the time of resale without consulting with us or the Selling Security Holder, and the resale prices may not be disclosed in the applicable prospectus supplement.
In connection with the sale of the Securities, underwriters or agents may receive compensation from the Selling Security Holder in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the Securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. The Selling Security Holder and any dealers, agents or broker-dealers that participate in the distribution or selling of the Securities may be deemed to be “underwriters” under the Securities Act, and any discounts, concessions or commissions they receive from the Selling Security Holder and any profit on the resale of Securities it realizes may be deemed to be underwriting compensation under applicable federal and state securities laws. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities sold hereunder will be paid by the Selling Security Holder and/or the purchasers.
The applicable prospectus supplement will, where applicable:
•identify any underwriter, dealer or agent;
•describe any compensation in the form of discounts, concessions, commissions or otherwise received from the Selling Security Holder by each underwriter or agent and in the aggregate by all underwriters and agents;
•describe any discounts, concessions or commissions allowed by underwriters to participating dealers; or
•identify the amounts underwritten;
•identify the nature of the underwriter’s or underwriters’ obligation to take the Securities; and.
•any other information we believe to be material or required to be disclosed under securities laws.
To facilitate the offering of the common stock offered by the Selling Security Holder, an underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, an underwriter would cover such over-allotments or short positions by making purchases in the open market or by exercising its over-allotment option, if any. In addition, underwriters may stabilize or maintain the price of the Securities by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Neither we nor the Selling Security Holder make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Securities. In addition, neither we nor the Selling Security Holder make any representation that underwriters will engage in those transactions or that the transactions, once commenced, will not be discontinued without notice.

Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the Securities owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Securities from time to time under this prospectus, or under an amendment to this prospectus or a prospectus supplement to include the pledgee, transferee or other successors in interest as Selling Security Holder under this prospectus.
If the Selling Security Holder, an underwriter or other persons use this prospectus for any sale or distribution of the Securities, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holder will be responsible for complying with the applicable provisions of the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the Selling Security Holder and any such persons in connection with resales of the Securities under this prospectus. Regulation M may limit the timing of purchases and sales of any of the Securities by the Selling Security Holder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.
In connection with an underwritten offering, we and the Selling Security Holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwritten offering will be on a firm commitment or best-efforts basis. Such agreement may provide that the underwriter(s) would be entitled to indemnification by us or the Selling Security Holder against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.
We will pay all expenses of the registration of the Securities, including, without limitation, SEC filing fees and expenses of compliance with federal securities or state “blue sky” or securities laws; provided, however, that the Selling Security Holder will pay all discounts and commissions, if any, to underwriters, selling brokers, dealer managers and similar persons, any stock transfer taxes and all fees and disbursements of counsel for any Gulf Shareholder or transferee pursuant to the terms of the Shareholder Agreement. Subject to certain qualifications, the Company has agreed to indemnify any Gulf Shareholder or transferee pursuant to the terms of the Shareholder Agreement against certain losses, claims, damages, costs, expenses, liabilities or actions to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Company, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions. We, each person who controls the Company within the meaning of Section 15 of the Securities Act, and our directors and officers will similarly be indemnified, severally, by each Gulf Shareholder, its transferee, and each underwriter, as applicable, against losses, claims, damages, costs, expenses, liabilities or actions, including liabilities under the Securities Act, that may arise from any information furnished to us by such party for use in this prospectus, in accordance with the terms of the Shareholder Agreement. If such indemnification to an indemnified party is unavailable, the indemnified party will be entitled to contribution.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS
The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by Faegre Drinker Biddle & Reath LLP. Any underwriters, dealers or agents will be advised about the validity of the Securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to Quaker Chemical Corporation’s Current Report on Form 8-K dated August 3, 2023 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Quaker Chemical Corporation for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the Internet at http://www.sec.gov.
We maintain a website at www.quakerhoughton.com with information about our Company. Our SEC reports can be found under the Investors tab at https://investors.quakerhoughton.com/sec-filings. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):
•The Company’s Annual Report on Form 10-K for the year ended December 31, 2022;
•The Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and March 31, 2023;
•The Company’s Current Reports on Form 8-K, filed August 3, 2023, July 26, 2023, and May 11, 2023;
•Description of Quaker Houghton common stock, incorporated by reference to Exhibit 4.2 on the Registrant’s Form 10-K for the year ended 2019, filed February 23, 2023.
We also incorporate by reference any future filings we make with the SEC (other than information and exhibits furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the filing of the registration statement of which this prospectus forms a part as well as between the date of this prospectus and prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement is furnished at the SEC’s website.
You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Quaker Chemical Corporation
Attn: Investor Relations
901 E. Hector Street
Conshohocken, Pennsylvania 19428-2380
(610) 832-4000
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.
You should rely only on the information incorporated by reference or provided in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than the date on its cover.

QUAKER CHEMICAL CORPORATION
4,029,563 SHARES OF COMMON STOCK
PROSPECTUS
August 3, 2023

PART II
Information Not Required in Prospectus
Item 14.    Other Expenses of Issuance and Distribution
The following is a statement of the estimated expenses (other than underwriting discounts and commissions, which will be borne by the Selling Security Holder) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement. Other than the SEC registration fee, all of the amounts listed are estimates.

SEC registration fee	$7,562.74
Accounting fees and expenses	2,500.00
Legal fees and expenses	12,000.00
Miscellaneous fees and expenses	4,000.00
Total	$26,062.74
Item 15.    Indemnification of Directors and Officers
Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), contains provisions relating to the indemnification of persons by a Pennsylvania business corporation, including directors and officers of the corporation.
Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, a business corporation’s power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that a business corporation is required to indemnify directors and officers against expenses they may actually and reasonably incur in defending actions against them in such capacities to the extent they are successful on the merits or otherwise in the defense of such actions.
Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 may be made by a business corporation only as authorized in the specific case upon a determination that indemnification of a director or officer is proper in the circumstances because the director or officer met the applicable standard of conduct, and such determination must be made: (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.
Section 1745 of the PBCL provides that expenses incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by a business corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.
Section 1746 of the PBCL grants a business corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a business corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D of Chapter 17 of the PBCL, and Section 7.1F of the Company’s By-laws permits it, at its own expense, to maintain insurance to protect its directors and officers, among others, against any expense, liability or loss, whether or not it has the power to indemnify such persons against such expense, liability or loss under the laws of the Commonwealth of Pennsylvania. The Company currently maintains directors’ and officers’ liability insurance on behalf of its directors and officers.
Section 1748 of the PBCL applies the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations resulting from consolidation, merger or division.
Section 1750 of the PBCL provides that the indemnification and advancement of expenses pursuant to Subchapter D of Chapter 17 of the PBCL will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs and personal representative of that person.
Section 7.1 of the Company By-laws contains provisions requiring it to indemnify and hold harmless directors and officers to the fullest extent and manner authorized or permitted by the laws of the Commonwealth of Pennsylvania.
Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify us and certain of our directors and officers and may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.
Reference is made to the “Plan of Distribution” in respect to indemnification obligations under the Shareholder Agreement and to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act.

Item 16.    Exhibits

Exhibit Number	Description of Exhibit

1.1†	Form of Underwriting Agreement.
4.1
Amended and Restated Articles of Incorporation (as amended through July 24, 2019). Incorporated by reference to Exhibit 3.1 as filed by the Company with its quarterly report on Form 10-Q on August 1, 2019.

4.2	Amended and Restated By-laws (effective December 19, 2022). Incorporated by reference to Exhibit 3.1 as filed by Registrant within its current report on Form 8-K on December 20, 2022.
4.3
Share Purchase Agreement, dated April 4, 2017, by and among Quaker Chemical Corporation, a Pennsylvania corporation, Gulf Houghton Lubricants, Ltd., an exempted company incorporated under the laws of the Cayman Islands, Global Houghton Ltd., an exempted company incorporated under the laws of the Cayman Islands, and certain members of the management of Global Houghton Ltd. and Gulf Houghton Lubricants, Ltd., as agent for the Sellers. Incorporated by reference to Exhibit 10.1 as filed by the Company with Form 8-K, filed on April 5, 2017.

4.4**
Escrow Agreement, dated August 1, 2019, among Quaker Chemical Corporation, Gulf Houghton Lubricants, Ltd. and Citibank N.A. Incorporated by reference to Exhibit 4.4 as filed by Registrant on Form S-3 on August 29, 2019.

4.5**
Shareholder Agreement, dated August 1, 2019, among Quaker Chemical Corporation, Gulf Hungary Holding Korlátolt Felelősségű Társaság, Gulf Oil International, Ltd. and GOCL Corporation Limited. Inc. Incorporated by reference to Exhibit 10.1 as filed by Registrant with Form 8-K filed on August 2, 2019.

5.1*	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of the registration statement).
107*	Filing Fee Table.
__________________
*Filed herewith.
** Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.
† To be filed by amendment to this Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
Item 17.    Undertakings
The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Conshohocken, Commonwealth of Pennsylvania, on August 3, 2023.

QUAKER CHEMICAL CORPORATION

By	/s/ ANDREW E. TOMETICH
Andrew E. Tometich
Director, Chief Executive Officer and President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert T. Traub and Andrew E. Tometich, and each of them, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Capacity	Date

/s/ ANDREW E. TOMETICH	Chief Executive Officer and President	August 3, 2023
Andrew E. Tometich	Principal Executive Officer and Director

/s/ SHANE W. HOSTETTER	Senior Vice President, Chief Financial Officer	August 3, 2023
Shane W. Hostetter	Principal Financial Officer

/s/ DAVID A. WILL	Vice President, Chief Accounting Officer	August 3, 2023
David A. Will	Principal Accounting Officer

/s/ MICHAEL F. BARRY	Director, Non-Executive Chair of the Board	August 3, 2023
Michael F. Barry

/s/ CHARLOTTE C. HENRY	Director	August 3, 2023
Charlotte C. Henry

/s/ MARK A. DOUGLAS	Director	August 3, 2023
Mark A. Douglas

/s/ JEFFRY D. FRISBY	Director	August 3, 2023
Jeffry D. Frisby

/s/ WILLIAM H. OSBORNE	Director	August 3, 2023
William H. Osborne

/s/ RUSSELL R. SHALLER	Director	August 3, 2023
Russell R. Shaller

/s/ FAY WEST	Director	August 3, 2023
Fay West

/s/ SANJAY HINDUJA	Director	August 3, 2023
Sanjay Hinduja

/s/ RAMASWAMI SESHASAYEE	Director	August 3, 2023
Ramaswami Seshasayee

/s/ MICHAEL SHANNON	Director	August 3, 2023
Michael Shannon